Exhibit 21.1

Subsidiaries of TKO Group Holdings, Inc.

Pursuant to Item 601(b)(21) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), we have omitted certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act).

Legal Name	State or Other Jurisdiction of Incorporation or Organization
Asia Tour Media Pte. Ltd.	Singapore
Anthony Travel, LLC	Delaware
DWTNCS, LLC	Nevada
Event Services, LLC	Delaware
FC Diez Media Argentina S.R.L.	Argentina
FC Diez Media Brazil Consultoria Em Marketing Eirelie	Brazil
FC Diez Media Paraguay S.R.L.	Paraguay
Formula Drift Holdings, LLC	Delaware
Forza, LLC	Nevada
IMG Events Canada ULC	Canada
IMG Hong Kong Limited	Hong Kong
IMG Media Japan G.K.	Japan
IMG Media Korea, LLC	South Korea
IMG Media Limited	United Kingdom
IMG Media Netherlands B.V	Netherlands
IMG Services (Thailand) Limited	Thailand
IMG Singapore Pte. Ltd.	Singapore
IMG Sports Development (Shanghai) Limited	China
IMG Sports Development (Shanghai) Ltd. - Beijing Branch	China
IMG Sweden AB	Sweden
International Management Group (Schweiz) A.G.	Switzerland
International Management Group (South Africa) (Pty.) Limited	South Africa
International Management Group Saudi Arabia Limited	Saudi Arabia
Mailman PTE. Ltd	Singapore
North America Sports Media Holdings, LLC	Delaware
On Location Events, LLC	Delaware
On Location LA, LLC	Delaware
OL Experiences, LLC	Delaware
On Location S.R.L.	Italy
On Location SAS	France
On Location WC Canada Limited	Canada
On Location WC, LLC	Delaware
On Location WC, S. de. R.L. de C.V.	Mexico
On Location X, LLC	Delaware
PBR Australia, Pty. Ltd.	Australia
PrimeSport, LLC	Georgia
Professional Bull Riders, LLC	Delaware
Seven League Limited	United Kingdom
Shanghai Mailman Business Consulting Co., Ltd	China
Shanghai Mailman Business Consulting Co., Ltd. - Xuhai Branch	China
Sports News Television Management Limited	United Kingdom
TKO Guarantor, LLC	Delaware
TKO Operating Company, LLC	Delaware
TKO Worldwide, LLC	Delaware
TKO Worldwide Holdings, LLC	Delaware
Trans World International, LLC	Delaware
Trans World International, LLC – French Branch	France
TSI Realty, LLC	Delaware
Ultimate Fighting Productions International, LLC	Nevada
Ultimate Fighting Productions, LLC	Nevada
WEC Holdings, LLC	Delaware
World Wrestling Entertainment, LLC	Delaware
World Wrestling Entertainment (International) Limited	United Kingdom
WWE Germany GmbH	Germany
WWE Jet Services, LLC	Delaware

WWE Properties International, LLC	Delaware
WWE Studios LLC	Delaware
Zuffa Australia, LLC	Nevada
Zuffa Brazil, LLC	Nevada
Zuffa Canada Productions, ULC	Canada
Zuffa Canada, LLC	Nevada
Zuffa Deportes Mexico, S. de R.L. de C.V.	Mexico
Zuffa EA LTD	United Arab Emirates
Zuffa Eventos Esportivos Brasil Ltda.	Brazil
Zuffa Interactive Investor, LLC	Nevada
Zuffa International, LLC	Nevada
Zuffa Ireland, LLC	Nevada
Zuffa Marketing, LLC	Nevada
Zuffa Music, LLC	Nevada
Zuffa Singapore Pte. Ltd	Singapore
Zuffa Sports & Culture Development (Beijing), Ltd.	China
Zuffa Sports & Culture Development (Shanghai) Co., LTD	China
Zuffa UK Limited	United Kingdom
Zuffa Zen, LLC	Nevada
Zuffa, LLC	Nevada